Exhibit 10.4

Indemnity Agreement

This Indemnity Agreement, dated as of                     , is entered into by and between Global Crossing Limited, a company organized under the laws of Bermuda (the “Company”), and the undersigned individual (the “Indemnified Person”).

Preliminary Statement

A.	The Indemnified Person is currently a member of the board of directors of or an officer of one or more subsidiaries of the Company and in the future may become a member of the board of directors of or an officer of one or more additional subsidiaries of the Company (collectively, the “Applicable Subsidiaries”).

B.	The Company is willing to indemnify the Indemnified Person, as specified herein, for personal liabilities arising from or in connection with his acting as member of the board of directors of or an officer of the Applicable Subsidiaries (the Indemnified Person acting in such capacity now or at any time in the future is referred to herein as a “Member”).

In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnified Person and the Company agree as follows:

Agreement

1.	To the extent consistent with applicable law, the Indemnified Person agrees to take action as a Member in accordance with the constituent documents of the Applicable Subsidiaries and in a manner believed by the Member to be in the best interests of each such subsidiary’s shareholders.

2.	The Company hereby agrees to indemnify, release and hold harmless the Indemnified Person out of the funds of the Company to the fullest extent permitted by applicable law against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by the Indemnified Person arising from or in connection with his acting as a Member; provided always that the indemnity contained in this Indemnity Agreement shall not extend to any action taken by the Member in bad faith or in a manner believed by the Member to be opposed to the best interests of the respective Applicable Subsidiary.

3.	(a) The Company hereby agrees that the Indemnified Person shall be indemnified out of the funds of the Company against all liabilities arising from or in connection with his acting as a Member incurred by the Indemnified Person in defending any proceedings, whether civil or criminal, in which judgment is given in the Indemnified Person’s favour, or in which the Indemnified Person is acquitted, or in respect of which relief from liability is granted to the Indemnified Person by a court of competent jurisdiction.

(b) The Company hereby agrees that, to the extent that the Indemnified Person is entitled to claim an indemnity pursuant to this Indemnity Agreement in respect of amounts paid or discharged by the Indemnified Person, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

4.	Subject to applicable law, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Indemnity Agreement shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to this Indemnity Agreement.

5.	The indemnification rights of the Indemnified Person under this Indemnity Agreement are in addition to, and not exclusive of, any other contractual, legal or other rights to indemnification that the Indemnified Person may have, including, without limitation, the indemnification rights afforded by the constituent documents of the respective Applicable Subsidiary.

IN WITNESS WHEREOF, the undersigned have executed this Indemnity Agreement as of the date first set forth above.

GLOBAL CROSSING LIMITED

By:
Name:
Title:

INDEMNIFIED INDIVIDUAL

Name: